Exhibit 99.1
News Release

Investor Relations Contact:	Corporate Communications Contact:
Sonia Segovia, IR Coordinator	Abbie Kendall, Principal
PDF Solutions, Inc.	Armstrong Kendall, Inc.
Tel: (408) 938-6491	Tel: (503) 672-4681
Email: sonia.segovia@pdf.com	Email: abbie@akipr.com
PDF Solutions® Reports Record
Fiscal 2005 Revenue & Net Income
Record Gain Share Contributes to 12th Sequential Quarter of Revenue Growth
     SAN JOSE, Calif.—January 26, 2006—PDF Solutions, Inc. (Nasdaq: PDFS) the leading provider of process-design integration technologies to enhance IC manufacturability, today announced financial results for its fourth fiscal quarter and fiscal year ended December 31, 2005.
     Revenue for the fourth fiscal quarter of 2005 totaled a record $19.0 million, an increase of 5%, compared with revenue of $18.1 million for the fourth fiscal quarter of 2004. Gain share revenue for the fourth fiscal quarter of 2005 totaled a record $3.8 million, an increase of 39%, compared to the fourth fiscal quarter of 2004. On a GAAP basis, net income for the fourth fiscal quarter of 2005 totaled a record $2.3 million, or $0.08 per diluted share, compared with net income of $1.6 million, or $0.06 per diluted share, for the fourth fiscal quarter of 2004.
     Revenue for the full fiscal year ended December 31, 2005 totaled a record $73.9 million, an increase of 19%, compared with revenue of $62.3 million for the full fiscal year ended December 31, 2004. On a GAAP basis, net income for the full fiscal year of 2005 totaled a record $6.5 million, or $0.24 per diluted share, compared with a net loss of approximately $614,000, or $0.02 per diluted share, for the full fiscal year of 2004.
     In addition to using GAAP results in evaluating PDF Solutions’ business, management also believes it is useful to measure results using a non-GAAP measure of net income or loss, which excludes amortization of stock-based compensation and acquired intangible assets. Using this non-GAAP measure, net income for the fourth fiscal quarter of 2005 totaled approximately

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$3.9 million, or $0.14 per diluted share, compared with non-GAAP net income of approximately $3.6 million, or $0.13 per diluted share, for the fourth fiscal quarter of 2004.
     As previously announced, PDF will hold a live conference call beginning at 3:00 p.m. Pacific Time/6:00 p.m. Eastern Time today to discuss these results. A live webcast of this conference call will be available on PDF Solutions’ website at http://ir.pdf.com/medialist.cfm. A replay of the call will be available at the same website address beginning approximately two hours after completion of the live call. Further, a copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measure, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will be available on PDF Solutions’ website at http://www.pdf.com/news_archive.phtml following the date of this release.
Information Regarding Use of Non-GAAP Financial Measures
In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures that exclude the effects of amortization of stock-based compensation and acquired intangible assets. PDF Solutions’ management believes that the presentation of these measures provides useful supplemental information to investors regarding PDF’s operating results. These non-GAAP financial measures are used by management internally to measure the company’s profitability and performance. PDF’s management believes that excluding the effects of amortization of stock-based compensation and acquired intangible assets provides a useful supplemental measure of the company’s ongoing operations in light of the fact that neither category of expense has a current effect on the future uses of cash nor do they have use with regards to the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF has included these non-GAAP measures to give investors an opportunity to see the company’s financial results as viewed by management. A reconciliation of the non-GAAP financial measures to the comparable GAAP financial measure is provided at the end of the company’s financial statements presented below.
About PDF Solutions
PDF Solutions, Inc. (Nasdaq: PDFS) is the leading provider of process-design integration technologies for manufacturing integrated circuits (ICs). PDF Solutions’ software, methodologies and services enable semiconductor companies to create IC designs that can be more easily manufactured using manufacturing processes that are more capable. By simulating deep sub-micron product and process interactions, the PDF solution offers clients reduced time to market, increased IC yield and performance, and enhanced product reliability and profitability. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in Europe and Japan. For more information, visit www.pdf.com.
PDF Solutions® is a registered trademark of PDF Solutions, Inc.

PDF SOLUTIONS, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	December 31,	December 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$60,506	$45,660
Accounts receivable, net of allowances	22,082	15,978
Prepaid expenses and other current assets	1,992	2,685
Deferred tax assets	908	1,586

Total current assets	85,488	65,909
Property and equipment, net	3,328	3,321
Goodwill	39,886	39,886
Intangible assets, net	9,787	15,791
Deferred tax assets	877	—
Other assets	526	500

Total assets	$139,892	$125,407

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,728	$1,023
Accrued compensation and related benefits	4,922	3,209
Other accrued liabilities	1,469	2,593
Taxes payable	4,950	3,286
Deferred revenues	2,281	2,905
Billings in excess of recognized revenue	1,604	1,581

Total current liabilities	16,954	14,597
Long-term liabilities	257	311
Deferred tax liabilities	—	1,701

Total liabilities	17,211	16,609

Stockholders’ equity:
Common stock	4	4
Additional paid-in-capital	141,720	134,191
Treasury stock, at cost	(5,549)	(4,806)
Deferred stock-based compensation	(27)	(148)
Notes receivable from stockholders	—	(550)
Accumulated deficit	(13,451)	(19,975)
Accumulated other comprehensive income (loss)	(16)	82

Total stockholders’ equity	122,681	108,798

Total liabilities and stockholders’ equity	$139,892	$125,407

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PDF SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2005	2004	2005	2004
Revenue:
Design-to-silicon-yield solutions:
Integrated solutions	$14,061	$13,491	$52,719	$49,573
Software licenses	1,140	1,809	9,319	4,971
Gain share	3,821	2,751	11,890	7,802

Total revenue	19,022	18,051	73,928	62,346

Cost and expenses:
Cost of design-to-silicon-yield solutions:
Direct costs of design-to-silicon-yield solutions:
Integrated solutions	6,421	6,230	24,319	21,772
Software licenses	20	15	293	83
Amortization of acquired core technology	1,266	1,266	5,064	5,209
Research and development	5,641	5,352	22,106	20,332
Selling, general and administrative	3,964	3,987	16,138	15,207
Stock-based compensation amortization*	13	61	106	742
Amortization of other acquired intangible assets	235	235	940	1,406

Total costs and expenses	17,560	17,146	68,966	64,751

Income (loss) from operations	1,462	905	4,962	(2,405)
Interest and other income, net	573	234	1,658	675

Income (loss) before taxes	2,035	1,139	6,620	(1,730)
Tax provision (benefit)	(217)	(414)	96	(1,116)

Net income (loss)	$2,252	$1,553	$6,524	$(614)

Net income (loss) per share:
Basic	$0.09	$0.06	$0.25	$(0.02)

Diluted	$0.08	$0.06	$0.24	$(0.02)

Weighted average common shares:
Basic	26,272	25,391	25,983	25,330

Diluted	28,013	26,975	27,473	25,330

* Stock-based compensation amortization:
Cost of design-to-silicon-yield solutions	$—	$—	$—	$39
Research and development	13	61	98	667
Selling, general and administrative	—	—	8	36

	$13	$61	$106	$742

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PDF SOLUTIONS, INC.
RECONCILIATION OF REPORTED GAAP NET INCOME TO NON-GAAP NET INCOME
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended
	December 31, 2005	December 31, 2004
GAAP net income	$2,252	$1,553

Stock-based compensation amortization	13	61

Amortization of intangibles, net of taxes	1,660	2,019

Non-GAAP net income	$3,925	$3,633

Non-GAAP net income per share — diluted	$0.14	$0.13

Weighted average common shares — diluted.	28,013	26,975

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